Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

January 17, 2012

PHH Corporation

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

Re:	PHH Corporation:	$250,000,000 in Aggregate Principal Amount of
6.00% Convertible Senior Notes due 2017

Ladies and Gentlemen:

We have acted as special counsel to PHH Corporation, a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 of the Company (File No. 333-177723) (including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act, the “Registration Statement”), prepared and filed with the Securities and Exchange Commission (the “Commission”) effective on November 3, 2011, including the base prospectus included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement filed by the Company with the Commission on January 10, 2012 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”) and the final prospectus supplement filed by the Company with the Commission on January 11, 2012 pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), relating to the issuance, offer and sale by the Company of $250,000,000 in aggregate principal amount of its 6.00% Convertible Senior Notes due 2017 (the “Firm Securities”), including $30,000,000 principal amount of such convertible senior notes to cover over-allotments, granted to the Underwriters (as defined below) (the “Option Securities” and together with the Firm Securities, the “Securities”) in connection with that certain Underwriting Agreement dated January 10, 2012 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).  The Securities are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and are being issued pursuant to an indenture, dated January 17, 2012 (the “Base Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”), dated as of the date hereof by and between the Company and the Trustee.  (The Base Indenture, as supplemented by the Supplemental Indenture, is referred to herein as the “Indenture”.)  This opinion is being provided at your request in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated November 3, 2011, previously filed as Exhibit 5.1 to the Registration Statement.

In our capacity as the Company’s special counsel, we have reviewed the following documents (collectively, the “Documents”):

(a)           Articles of Amendment and Restatement of PHH Corporation as filed with the State Department of Assessments and Taxation of the State of Maryland on and effective as of January 31, 2005, Articles Supplementary of PHH Corporation, as filed with the State Department of Assessments and Taxation of the State of Maryland on and effective as of March 27, 2008, and Articles of Amendment of PHH Corporation, as filed with the State Department of Assessments and Taxation of the State of Maryland on and effective as of June 12, 2009 (each as attached to the Secretary’s Certificate (as defined below), collectively, the “Charter”);

(b)           The By-Laws of the Company, as amended and restated as of October 27, 2011 (as attached to the Secretary’s Certificate, the “By-Laws”), certified by the Secretary of the Company to be in effect on the date hereof;

(c)           The Registration Statement, including the Base Prospectus contained therein;

(d)           The Preliminary Prospectus;

(e)           The Final Prospectus;

(f)            An executed copy of the Underwriting Agreement (as attached to the Secretary’s Certificate);

(g)           An executed copy of the Base Indenture (as attached to the Secretary’s Certificate);

(h)           An executed copy of the Supplemental Indenture (as attached to the Secretary’s Certificate);

(i)            The global note representing the Securities (as attached to the Secretary’s Certificate) (the “Note Certificate”);

(j)            A certificate of the Senior Vice President, General Counsel and Secretary of the Company, dated as of the date hereof, as to certain factual matters (the “Secretary’s Certificate”);

(k)           The T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee (as filed as an exhibit to the Registration Statement and attached to the Secretary’s Certificate);

(l)            Resolutions adopted by the Company’s Board of Directors by unanimous written consent on January 9, 2012 relating to the authorization, execution and delivery of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Securities and the issuance, offer and sale of the Securities, and the preparation and filing of the Preliminary Prospectus and the Final Prospectus; resolutions of the Finance and Risk Management Committee of the Board of Directors of the Company adopted by unanimous written consent on January 10, 2012 relating to the final principal terms of the Securities; and resolutions adopted by the Company’s Board of Directors by unanimous written consent on October 27, 2011 relating to the authorization, issuance, offer and sale of debt securities of the Company from time to time and the preparation and filing of the Registration Statement, (in each case, as attached to the Secretary’s Certificate);

(m)          A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of January 17, 2012; and

(n)           Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Secretary’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement, Indenture and on the Secretary’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the oral or written statements and representations of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)           The Securities have been duly authorized and, when the Securities have been authenticated by the Trustee as specified in the Indenture, and have been issued and delivered to, and paid for by, the Underwriters in accordance with the terms of the Indenture and the Underwriting Agreement, each as described in the Final Prospectus, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(2)           The shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, each as described in the Final Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)           The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers.

(c)            We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York.  This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect.

(d)           We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(e)            The opinion stated in Paragraph 1 relating to the validity, binding nature and enforceability of the obligations of the Company with respect to the Securities is subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution.

(f)            With respect to our opinion stated in Paragraph 1 relating to the validity, binding nature and enforceability of obligations of the Company with respect to the Securities, we express no opinion concerning the provisions of the Indenture or the Securities which provide for the jurisdiction of the courts of any particular jurisdiction, which may not be binding on the courts in the forums selected or excluded, or the availability of specific performance, injunctive relief, or other equitable remedies.

(g)            With respect to our opinion stated in Paragraph 2 relating to the shares of Common Stock initially issuable upon conversion of the Securities being validly issued, we have relied upon representations in the Secretary’s Certificate that the Company has taken or caused to be taken or will take or will cause to be taken the necessary actions to cause the issuance and delivery of stock certificates or, if uncertificated at the time of conversion, all applicable notices as provided in the Maryland General Corporation Law to the holders of such shares of Common Stock and appropriate notations made in the stock ledger of the Company to evidence ownership of such shares of Common Stock.

(h)           With respect to our opinion stated in Paragraph 2, we have assumed that the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the shares of Common Stock issued upon conversion of the Securities at the time of conversion.

(i)             This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is given to you solely for use in connection with the issuance and/or sale of the Securities and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)